For Immediate Release

Prologis Reports Fourth Quarter and Full Year 2017 Earnings Results

SAN FRANCISCO (January 23, 2018) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the fourth quarter and full year 2017.

Net earnings per diluted share was $0.55 for the quarter and $3.06 for the year compared with $0.82 and $2.27 for the same periods in 2016. The year-over-year increase is principally due to higher gains on real estate transactions, stronger operating results and higher net promote income.

Core funds from operations* per diluted share was $0.67 for the quarter and $2.81 for the year compared with $0.63 and $2.57 for the same periods in 2016. The year-over-year increase is due primarily to stronger operating results and higher net promote income.

“Our results are a testament to our high-quality portfolio, proven strategy and strong execution by our global team,” said Hamid R. Moghadam, chairman and CEO, Prologis. “We are starting 2018 with even more embedded rental upside than we had last year. Looking forward, it’s all about using our scale and expertise to drive organic growth, put our global land bank to work and deliver further value from our customer relationships.”

OPERATING RESULTS REMAIN EXCELLENT

Owned & Managed	4Q17	4Q16	Notes
Period End Occupancy	97.2%	97.1%	Record and led by the U.S. at 98.0%
Leases Signed	42MSF	39MSF

Prologis Share	4Q17	4Q16	Notes
Net Effective Rent Change	19.0%	16.0%	Led by the U.S. at 29.8%
Cash Rent Change	8.8%	7.0%
Net Effective Same Store NOI*	4.1%	3.2%	Led by the U.S. at 5.4%
Cash Same Store NOI*	5.5%	4.4%	Led by the U.S. at 6.8%

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

STRONG CUSTOMER RELATIONSHIPS DRIVE RECORD BUILD-TO-SUIT ACTIVITY

Prologis Share	4Q17	FY2017
Building Acquisitions	$79M	$185M
Weighted avg stabilized cap rate	5.6%	5.6%
Development Stabilizations	$525M	$2,037M
Estimated weighted avg yield	6.9%	6.6%
Estimated weighted avg margin	29.0%	28.6%
Estimated value creation	$152M	$583M
% Build-to-suit	46.4%	34.9%
Development Starts	$692M	$2,332M
Estimated weighted avg margin	19.5%	19.1%
Estimated value creation	$135M	$446M
% Build-to-suit	43.3%	47.1%
Dispositions and Contributions	$839M	$2,528M
Weighted avg stabilized cap rate (excluding land and other real estate)	6.0%	5.5%

BEST-IN-CLASS BALANCE SHEET PRIMED FOR GROWTH

During the fourth quarter, Prologis and its co-investment ventures completed $1.9 billion of refinancings and redeemed $788 million of near-term bonds. For the full year, on a look-through basis, the company reduced its leverage by 340 basis points to 23.7 percent on a market capitalization basis and improved its debt-to-Adjusted EBITDA* by approximately 0.2x to 4.6x.

COMPANY ESTABLISHES 2018 EARNINGS GUIDANCE RANGES

The company established a guidance range for net earnings per diluted share of $2.10 to $2.25 and a range for Core FFO* per diluted share of $2.85 to $2.95.

“Strong operating fundamentals will translate to robust earnings growth in 2018,” said Thomas S. Olinger, chief financial officer, Prologis. “Fueled by same-store NOI growth, Core FFO, excluding promotes, is expected to increase 7% at the midpoint. This represents very strong growth, given that we anticipate further delevering of our already conservative balance sheet.”

2018 GUIDANCE

Earnings (per diluted share)

Net Earnings	$2.10 to $2.25
Core FFO*	$2.85 to $2.95

Operations

Year-end occupancy	96.0% to 97.0%
Net Effective Same Store NOI – Prologis share*	4.0% to 5.0%

Other Assumptions (in millions)

Strategic capital revenue, excl. promote revenue	$260 to $270
Net promote income	$30 to $40
General & administrative expenses	$227 to $237

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

Realized development gains	$300 to $400

Capital Deployment (Prologis Share, in millions)Prologis Share     Owned and Managed

Development stabilizations	$1,800 to $2,000	$2,100 to $2,300
Development starts	$2,000 to $2,300	$2,500 to $2,900
Building acquisitions	$300 to $500	$500 to $800
Building and land dispositions	$950 to $1,200	$1,600 to $2,000
Building contributions	$1,350 to $1,650	$1,800 to $2,200

The earnings guidance described above includes potential future gains recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2018 relates predominantly to these items. Please refer to our fourth quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and outlook. Here are the event details:

▪	Tuesday, January 17, 2018, at 12 p.m. U.S. Eastern Time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.
▪	Dial in: +1 888-771-7371 or +1 847-585-4405 and enter Passcode 46214331.

A telephonic replay will be available January 23-30 at +1 888-843-7419 (from the United States and Canada) or +1 630-652-3042 (from all other countries) using conference code 46214331. The webcast replay will be posted when available in the Investor Relations “Events & Presentations” section.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2017, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 684 million square feet (64 million square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,000 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.